UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 1, 2009

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-32085	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment to the Current Report on Form 8-K filed by Allscripts-Misys Healthcare Solutions, Inc. (“Allscripts” or the “Company”) on June 2, 2009 is being filed to provide additional information related to the compensatory arrangement between Allscripts and Ms. Eileen McPartland.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on June 2, 2009, Eileen McPartland was appointed Chief Operating Officer of Allscripts. On August 7, 2009, Ms. McPartland entered into an employment agreement with the Company (“Employment Agreement”), effective as of June 1, 2009, which provides the following compensation, benefits, terms and conditions:

•	Compensation. Ms. McPartland will receive a base salary of $600,000 per annum and will have an annual target bonus opportunity of 100% of her salary.

•

Restricted Stock or Restricted Stock Unit Award. A restricted stock or restricted stock unit award of $2,000,000 will be granted following the execution of the Employment Agreement (the “Award”), of which $1,000,000 will be vested over a four-year period in accordance with the Company’s customary vesting schedule, and (b) $1,000,000 will vest over a two-year period, subject to satisfaction of performance conditions established by the Compensation Committee of the Board of Directors of the Company. The Award is conditioned upon the approval of certain amendments to the existing Company stock incentive plan by the shareholders of the Company. If such shareholder approval has not been obtained on the day prior to the first anniversary of the day the Award was granted, and Ms. McPartland has remained continuously employed with the Company, the Award will be cancelled as of such day without payment or other consideration therefor except that the Company shall pay Ms. McPartland, on the tenth day after such anniversary, a cash lump sum equal to one-quarter of the number of shares of Company common stock underlying the Award multiplied by the closing price per share of the Company’s common stock on the business day next following the anniversary.

•	Payments Upon a Change of Control; Severance Upon Termination Following a Change of Control.

•

The Employment Agreement provides that Ms. McPartland will receive the following upon the occurrence of a change of control of the Company if (a) Ms. McPartland has remained continuously employed by the Company through the date of the change of control, (b) prior to the change of control, the Company or representatives of the third party effecting the change of control do not offer Ms. McPartland a comparable job following the change of control, and (c) on or within 10 days following the change of control, Ms. McPartland terminates her employment with the Company:

•	full vesting of all unvested equity awards;

•	a lump sum cash payment equal to the sum of Ms. McPartland’s base salary and target bonus amount.

A “comparable job” under the Employment Agreement means employment following a change of control (i) with substantially the same duties and responsibilities as were held by Ms. McPartland immediately prior to the change of control, (ii) within 50 miles of the location at which Ms. McPartland provides services prior to such change of control and (iii) at the same or increased base salary and target performance bonus level as were in effect prior to such change of control.

•

In addition, if the Company terminates Ms. McPartland’s employment without cause or if Ms. McPartland terminates her employment as a result of a constructive discharge, in each case during the two-year period following the change of control, Ms. McPartland will be entitled to continuation of health benefits for 12 months, subject to certain conditions.

•

Termination Without Cause or for Constructive Discharge. The Employment Agreement provides, if the Company terminates Ms. McPartland’s employment without cause or if Ms. McPartland terminates her employment as a result of a constructive discharge, in each case either prior to a change or control or after the second anniversary of a change of control, the following payments will be made to Ms. McPartland:

•	payment of accrued but unpaid base salary;

•	payment of unpaid performance bonus, if any, in respect of the prior fiscal year;

•

payment of the sum of base salary plus target performance bonus over 12 months, provided that Ms. McPartland complies with the non-competition and confidentiality obligations under the Employment Agreement;

•	continuation of health benefits for 12 months, subject to certain conditions; and

•

for awards subject to the satisfaction of a performance condition, subject to the satisfaction of such performance condition and based on the level of performance achieved, pro-rata vesting of the stock awards granted to Ms. McPartland equal to (i) the number of shares of such award that would vest on the normal vesting date multiplied by (ii) a fraction, the numerator of which is the number of days elapsed since the last regular vesting date of such award (or grant date if no vesting date has occurred), and the denominator of which is the number of days between the last regular vesting date (or grant date if no vesting date has occurred) and the normal vesting date.

A “constructive discharge” under the Employment Agreement generally means a failure of the Company to meet its obligations in any material respect under the Employment Agreement, including, without limitation, a reduction of or failure to pay base salary, a material diminution in or other substantial adverse alteration in the nature or scope of a Ms. McPartland’s responsibilities, or the relocation of more than fifty miles from the Company’s offices located in Raleigh, North Carolina.

•	Noncompetition and Nonsolicitation. The Employment Agreement provides for a one-year noncompetition and nonsolicitation period following the termination of a Ms. McPartland’s employment.

•

Excise Tax Gross-Up. The Employment Agreement provides that if any payment or distribution to Ms. McPartland thereunder is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties related to such excise tax (“Excise Tax”), the Company will pay Ms. McPartland a gross-up payment such that Ms. McPartland will retain an amount equal to the Excise Tax paid.

•

Ownership of Allscripts Common Stock. The Employment Agreement stipulates that Ms. McPartland must retain a minimum ownership of a level of shares of Allscripts common stock (including stock options, restricted stock and restricted stock units) or else she could be terminated by the Company for cause. Ms. McPartland must maintain an ownership level with a fair market value equal to: (i) 100% of her base salary as of June 1, 2009 for the period from June 1, 2009 until May 31, 2010, (ii) 66% of her base salary for the period from June 1, 2010 until May 21, 2011 and (iii) 33% of her base salary for the period from June 1, 2011 until May 31, 2012.

The summary disclosure above is being furnished to provide information regarding certain of the terms of the Employment Agreement. The Employment Agreement is filed as Exhibit 10.1 herewith and is incorporated by reference herein. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
Exhibit 10.1.	Employment Agreement entered into on August 7, 2009 and effective as of June 1, 2009 between Allscripts-Misys Healthcare Solutions, Inc. and Eileen McPartland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS-MISYS HEALTHCARE SOLUTIONS, INC.

Date: August 10, 2009	By:	/s/ Brian Vandenberg
Brian Vandenberg
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.
Exhibit 10.1.	Employment Agreement entered into on August 7, 2009 and effective as of June 1, 2009 between Allscripts-Misys Healthcare Solutions, Inc. and Eileen McPartland.